SUPPLEMENTAL RETIREMENT AGREEMENT
                         -----------------------------------


                 THIS AGREEMENT, made and entered into as of this 2nd
            day of January, 1995, by and between The Manitowoc Company, Inc., a Wisconsin corporation (the "Company") and Robert
            K. Silva ("Executive").



                                  RECITALS
                                 ----------

            A. Executive is employed by the Company as its Executive
               Vice President and Chief Operating Officer;


            B. The Company desires to have the benefit of Executive's
               continued loyalty, service and counsel until his retirement; and

            C. The parties are entering into this Agreement to provide
               Executive with an added incentive to remain with the Company until completion of FY 1996.


                 NOW, THEREFORE, for good and valuable consideration,
            the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

            1. Definitions.   As used in this Agreement, the following
               terms shall have the meanings assigned to them:

                   a. "Cause" in connection with the termination by
                      the Company of the employment of Executive means Executive's persistent failure to follow the Company's written directives and policies, or insubordination, willful malfeasance, gross negligence or acts of dishonesty by Executive.

                   b. "Normal Retirement" means the termination of
                      Executive's employment with the Company for any reason (including by reason of death), if such termination occurs on or after the attainment by Executive of age 68.

                   c. "Change in Control of the Company" shall have
                      the same meaning as the phrase "change in control of the Company" in the Contingent Employment Agreement between the Company and Executive dated as of December 29, 1988.

                   d. "Full Monthly Benefit" means one-twelfth of
                      $125,000.

                   e. "Reduced Monthly Benefit" means the Full Monthly
                      Benefit, reduced by two percent (2%) for each full month by which Executive's employment with the Company terminates prior to his attainment of age 68; provided, however, that if the Company terminate Executive's employment for other than Cause prior to attainment of age 68 but on or after a Change in Control, the Reduced Monthly Benefit shall be equal to 70% of the Full Monthly Benefit.

            2. Normal Retirement.   Upon Normal Retirement, Executive
               shall be paid the actuarial equivalent of a Full
               Monthly Benefit, in the form provided in Section 6 hereof.

            3. Early Retirement.   Upon Early Retirement, Executive will
               be paid the actuarial equivalent of a Reduced Monthly Benefit, in the form provided in Section 6 hereof.

            4. Termination of Employment Prior to Age 68.   Upon the
               death of Executive prior to his attainment of age 68, or upon termination by the Company of Executive's employment for other than Cause prior to his attainment of age 68, Executive shall be paid the actuarial equivalent of a Reduced Monthly Benefit, in the form provided in Section 6 hereof.

            5. Change of Control.   Upon termination by the Company of
               Executive's employment for other than Cause prior to his attainment of age 68 but on or after a Change in Control, Executive shall be paid the actuarial equivalent of a Reduced Monthly Benefit, in the form provided in Section 6 hereof.

            6. Form of Benefit Payments.   The Full Monthly Benefit or
               the Reduced Monthly Benefit, as applicable, shall be payable to Executive pursuant to Section 2, 3, 4, or 5 hereof in the form of a joint and 100% survivor annuity, such that the actuarial equivalent of the Full Monthly Benefit or Reduced Monthly Benefit, as applicable, will be payable to Executive during his lifetime, and upon Executive's death to his spouse for her lifetime if she survives him, commencing on the first day of the first full calendar month following Executive's termination of employment and on the first day of each succeeding calendar month.

            7. Rabbi Trust.   Within thirty (30) days following the
               occurrence of an event which entitles Executive to begin to receive payments pursuant to the joint and 100% survivor annuity referred to in Section 6, the Company shall establish a so-called "rabbi trust" for the purpose of providing additional assurance to Executive that the Company's obligations hereunder will be met. The trustee of such rabbi trust shall be a bank or trust company located in the United States. The trust agreement creating such trust shall contain terms which are customarily associated with such trusts, including terms to ensure that the Company is treated as the grantor of the trust for federal income tax purposes. Contemporaneously with the establishment of such trust, the Company will deposit with the trustee of such trust an amount equal to the present value of the joint and 100% survivor annuity referred to in Section 6.

            8. Actuarial Calculations.   Hewitt Associates (or if it is
               unable or declines to act, such other nationally recognized benefits consulting firm as Company may designate) shall calculate the Full Monthly Benefit or Reduced Monthly Benefit, as applicable, the amount of the joint and 100% survivor annuity referred to in Section 6, and the present value of such annuity in connection with the establishment of the rabbi trust referred to in
               Section 7, and such calculations shall be binding and conclusive on the parties. In calculating the foregoing amounts, Hewitt Associates or other benefits consulting firm shall use an 8% annual interest rate, the 1983 Group Annuity Mortality Table and such other actuarial assumptions as may be necessary in the sole discretion of Hewitt Associates or such other benefits consulting firm.

            9. Unfunded Plan.   Nothing contained in this Agreement and
               no action taken pursuant to its terms shall create or be construed to create a trust of any kind or any fiduciary relationship between the Company and Executive or any other person. This Agreement, and the benefits payable hereunder shall at all times be unfunded, and the rights of Executive or any other person to any payments hereunder shall be those of an unsecured creditor.

           10. Non-alienation.   The right of Executive or any other
               person to the payment of amounts under this Agreement shall not be assignable or transferable or subject to any sale, mortgage, lien, pledge, hypothecation, anticipation, garnishment, attachment, execution or levy of any kind, whether by operation of law or otherwise.

           11. No Guarantee of Employment.   Nothing contained in this
               Agreement shall be construed as conferring upon Executive the right to continue in the employment of the Company.

           12. Effect on Other Plans.   Unless otherwise required by
               law, amounts payable to Executive hereunder shall not constitute "compensation" for the purpose of computing benefits under any retirement plans or welfare benefit plans which may be maintained by the Company for the benefit of Executive, except that Executive shall not be eligible to participate in the Company profit sharing plan.

           13. Limitation on Liability.   No member of the Board of
               Directors of the Company or any Committee thereof, and no officer, employee or agent of the Company, shall be liable to Executive or other person for any action taken or omitted in connection with this Agreement, unless attributable to such individual's fraud, willful misconduct or gross negligence.

           14. Successors and Assigns.   This Agreement shall be binding
               upon and inure to the benefit of the Company and its successors and assigns, and Executive and his beneficiaries, heirs and legal representatives.

           15. Severability.   If any of the provisions of this
               Agreement shall be held to be invalid, or shall be determined to be inconsistent with the purpose of this Agreement, the remainder of this Agreement shall not be affected thereby.

           16. Governing Law.   This Agreement shall be construed in
               accordance with and governed by the internal laws by the State of Wisconsin.

           17. Complete Agreement.   This Agreement constitutes the
               complete agreement between the Company and Executive concerning its subject matter, and may be amended only by a written instrument signed by each of them. Nothing contained herein affects in any way the Contingent Employment Agreement between Executive and the Company dated as of December 29, 1988, which remains in full force and effect.

           18. Withholding.   The Company shall have the right to deduct
               from any payments hereunder any taxes required by law to be withheld.

           19. Effectiveness.   This Agreement shall not become
               effective until it is approved by the Board of Directors of the Company, notwithstanding the earlier execution by the Company and Executive.

                 IN WITNESS WHEREOF, the Company and Executive have
            executed this Agreement as of the date first written above.



                                      THE MANITOWOC COMPANY, INC.



                                      By:      /s/     Fred M. Butler
                                          ----------------------------

                                               Fred M. Butler
                                               President & CEO


                                              /s/       Robert K. Silva
                                          ------------------------------

                                               Robert K. Silva